Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-259790 on Form S-3 of our report dated March 7, 2022 relating to the financial statements of Offerpad Solutions Inc., appearing in the Annual Report on Form 10-K of Offerpad Solutions Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Tempe, Arizona

October 7, 2022